Escrow Agreement

     This Agreement is made and entered into as of January 29, 2002, by and between SUNWEST ESCROW (the "Escrow Agent"), and ABACUS RESEARCH AND DEVELOPMENT, INC., a Delaware corporation (the "Company").
                                  RECITALS

     The Company proposes to offer for sale to investors up to one million shares of common stock (the "Securities") at a price of $5.00 per share (the "Proceeds").

       The Company intends to sell the Securities on a best-efforts part-or-none basis for six hundred thousand (600,000) shares and on a best-efforts basis for the remaining Securities in a public offering (the "Offering").

     The Company desires to establish an escrow account in which funds received from subscribers will be deposited pending completion of the escrow period. Sunwest Escrow agrees to serve as Escrow Agent in accordance with the terms and conditions set forth herein. The purpose of this Escrow Agreement is to comply with the provisions of Rules 10(b)-9 and 15c2-4 under the Exchange Act of 1934.

                                  AGREEMENT

  Now, therefore, in consideration of the foregoing, it is hereby agreed as follows:

  1.Establishment of Escrow Account. Effective as of the date of the commencement of the Offering, the parties hereby establish an escrow account with the Escrow Agent, which escrow account shall be entitled ARDI ESCROW ACCOUNT (the "Escrow Account"). The Company will instruct subscribers to make checks for subscriptions payable to the order of SUNWEST ESCROW. Any checks received that are made payable to a party other than the Escrow Agent shall be returned to the subscriber who submitted the check.

  2.Escrow Period. The Escrow Period shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

     A. The date upon which the Escrow Agent confirms to the Company as hereinafter provided that it has received in the Escrow Account gross proceeds of $3,000,000 in deposited funds (the "Minimum"); or

     B.  September 30, 2002; or

     C. The date upon which a determination is made by the Company to terminate the offering prior to the sale of the Minimum.

     During the escrow period, the Company is aware and understands that it is not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity.

     3. Deposits into the Escrow Account. The Company agrees that it shall promptly deliver all monies received from subscribers for the payment of the Securities to the Escrow Agent for deposit in the Escrow Account together with a written account of each sale, which account shall set forth, among other things, the subscriber's name and address, the number of securities purchased, the amount paid therefor, whether the consideration received was in the form of a check, draft, or money order, the date of said check, draft, or money order, and the date received and delivered to the Escrow Agent. All monies so deposited in the Escrow Account are hereinafter referred to as the "Escrow Amount."

     4.   Disbursements from the Escrow Account.

          A. In the event the Escrow Agent does not receive the Minimum deposits totaling $3,000,000 prior to the termination of the Escrow Period, the Escrow Agent shall promptly notify the Company, by telephone, confirmed in writing, of such fact and shall promptly thereafter refund to each subscriber the amount received from the subscriber, without deduction, penalty, or expense to the subscriber, and the Escrow Agent shall notify the Company of its distribution of the funds. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Company or any of its creditors.

          B. In the event the Escrow Agent receives the Minimum prior to termination of the Escrow Period, the Escrow Amount will not release to the Company until such amount is received by the Escrow Agent in collected funds and the release provisions set forth in paragraph C below are complied with. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash. The Minimum may be met by funds that are deposited from the effective date of the offering up to and including the date on which the contingency must be met, i.e., during the Escrow Period. However, escrow cannot be broken and the offering may not proceed to closing until customer checks have been collected through the normal banking channels in an aggregate amount sufficient to meet the Minimum. Purchases made after the Escrow Period has terminated, but prior to the date escrow is broken pending clearance of subscribers' funds, may not subsequently be counted to meet the Minimum should checks tendered prior to the termination of the Escrow Period fail to clear the banking system. In no event may the Company substitute its own good check for extension of the check of a purchaser that has insufficient funds nor otherwise purchase to satisfy the offering contingency.

          C. In no event will funds be released to the Company until the following conditions are met:

               1) A verified statement duly executed by the Escrow Agent setting forth the total amount in collected funds on deposit with the Escrow Agent on the termination date, (including purchases for which check or other payment had been received by the purchaser and were subsequently collected as provided in paragraph 6 hereof) and states therein that all of the conditions of the Escrow Agreement have been met.

               2) A verified statement duly executed by the Company which states:

a. That there have been no material omissions or changes in the financial condition of the Company, or other changes of circumstances, that would render the amount of the Proceeds inadequate to finance the Company's proposed plan of operations, business or enterprise; and,

b. That there have been no material omissions or changes that would render the representations contained in the registration statement to be fraudulent, false, or misleading.

     5. Accrued Interest. In the event qualifying subscriptions for at least $3,000,000 of shares have not been received by the Offering Termination Date, then the Escrow Agent shall apply such interest as has been credited to the Escrow Amounts deposited in the Escrow Account towards the Escrow Fees. In no way are the subscribers entitled to any interest on their funds. In the event such accrued interest exceeds the amount of the Escrow Fees the Escrow Agent will remit the interest proceeds directly to the Company. After Company has reached the $3,000,000 minimum referenced herein, accrued interest shall be distributed to Company at the time funds are disbursed to Company in accordance with this Agreement.

     6. Collection Procedure. The Escrow Agent is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid.

     Any check returned unpaid to the Escrow Agent shall be returned to the subscriber that submitted the check. In such cases, the Escrow Agent will promptly notify the Company of such return.

     If the Company rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

     7. Investment of Escrow Amount. The Escrow Agent shall invest the Escrow Amount in and only in short-term securities issued or guaranteed by the U.S. Government and/or U.S. Government Money Market Mutual Fund. If the funds of the escrow account have been so invested, refunds to subscribers shall be disbursed pursuant to paragraph 4A hereof.



 8. Compensation of Escrow Agent. Upon opening of the Escrow Account, the Company shall pay the Escrow Agent a setup fee in the sum of Three Hundred Dollars ($300.00). Additional fees shall be paid to Escrow Agent in accordance with the Standard Escrow Fee Agreement attached hereto as Exhibit "A". However, no such fee, reimbursement for costs and expenses, indemnification for any damages incurred by the Escrow Agent, or any monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account.

    9. Liability of the Escrow Agent. The Escrow Agent may conclusively rely on, and shall be protected, when it acts in good faith upon, any statement, certificate, notice, request, consent, order or other document which it believes to be genuine and which has been signed by the proper party. Provided it uses due care, the Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document and its sole responsibility shall be to act only as expressly set forth in this Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless it is indemnified to its satisfaction. The Escrow Agent may consult counsel in respect of any question arising under this Agreement and the Escrow Agent shall not be liable for any action taken, or omitted, in good faith upon advice of such counsel.

    10. Resignation. The Escrow Agent shall have the right to resign at any time and be discharged from its duties as Escrow agent hereunder by giving the Company at least 30 days prior written notice thereof; provided, however, that if the Escrow Agent shall exercise its right of resignation hereunder, it shall receive as its fee for services rendered as Escrow agent only the fees actually incurred in accordance with the fee schedule attached.

    11. Duties and Responsibilities of Escrow Agent. The Escrow Agent shall have no duties or responsibilities other than those set forth herein and shall:

 (a) Be under no duty to enforce payment of any subscription which is to be paid to and held by it hereunder;
 (b) Be under no duty to accept funds, checks, drafts or instruments for the payment of money from anyone other than the Company or to give any receipt therefor except to the Company;
(c) Be protected in acting upon any notice, request, certificate, approval, consent or other paper believed by it to be genuine, signed by the proper party or parties and in accordance with the terms of this Agreement;
(d) Be deemed conclusively to have given and delivered any notice required to be given or delivered hereunder if the same is in writing, signed by any one of its authorized officers and mailed, by registered or certified mail, in a sealed postpaid wrapper, addressed to the Company at the following address:


                    Abacus Research and Development, Inc.
                         2601 Wyoming, NE  Suite 209
                           Albuquerque, NM  87112

 (e) Be indemnified and held harmless by the Company from any and all claims made against it (including claims regarding the disbursement of funds), or any and all expenses incurred by it (including reasonable attorneys' fees), by reason of its acting or failing to act in connection with any of the transactions contemplated hereby and against any loss it may sustain in carrying out the terms of this Agreement, except such claims, expenses or losses which are occasioned by its bad faith, negligence or willful misconduct; and

     (f) Note be liable for any forgeries or impersonations concerning any documents to be handled by it.

12. Termination. This Agreement shall terminate in its entirety when all of the Escrow Amount has been distributed as provided in paragraph 4, above.

13. Disputes. If Company, or anyone else, disagrees on any matter connected with this escrow, (i) Escrow Agent will not have to settle this matter, (ii) Escrow Agent may wait for a settlement by appropriate legal proceedings or other means Escrow Agent may require, and in such event Escrow Agent will not be liable damage, (iii) Escrow Agent will be entitled to such reasonable compensation for services, costs and attorneys' fees as a court may aware if Escrow Agent intervenes in or is made a party to any legal proceedings, (iv) Escrow Agent shall be entitled to hold documents and funds deposited in this escrow pending settlement of the disagreement by any of the above means, and
(v) Escrow Agent shall be entitled to file an interpleader action and deposit any Proceeds or property with an appropriate court.

    14. Notices to Escrow Agent. Any written notice required to be given or delivered to the Escrow Agent shall be deemed conclusively given and delivered hereunder if the written notice is mailed, by registered or certified mail, in a sealed postpaid wrapper, addressed as follows:

               Sunwest Escrow
               Attention:  Arthur Dougherty
               ________________________________
               ________________________________

     15. Instructions; Copies of Notices. Any instructions or other communications to the Escrow Agent provided for herein shall be in writing, but may be in telegraphic or facsimile form if promptly confirmed in writing. A copy of this Agreement, or any amendment or addendum hereto, or closing statement or document deposited in this escrow shall be furnished by Escrow Agent to those persons outside of this escrow designated from time to time by Company.

 16. Payments. All disbursements from the escrow account shall be made to the party concerned, by Escrow Agent's cashier's check to such party's order or to deposit to such party's bank account. All checks, documents, and correspondence shall be mailed to such party at the address given by Company.

     17. Miscellaneous. Nothing in this Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy or claim. This Agreement shall be construed in accordance with the laws of the State of New Mexico and may be modified only in writing.

     The Company and the Escrow Agent have entered into this Agreement on this 29th day of January, 2002 in multiple counterparts, each of which shall be considered an original.

                         COMPANY
                         ABACUS RESEARCH AND DEVELOPMENT, INC.


                         By: /s/ Clifford Matthews
                               Clifford Matthews, President
                               Fed Tax ID    85  0377572

                         ESCROW AGENT
                         SUNWEST ESCROW


                         By: /s/ Arthur Dougherty
                               Authorized Officer
                               Arthur Dougherty